Exhibit 99.1

Alaska Communications Reports Second Quarter 2018 Results

ANCHORAGE, Alaska--(BUSINESS WIRE)--August 6, 2018--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the second quarter of 2018.

“We reported strong second quarter results, with both the Business and Wholesale and the Consumer units posting top line growth. Business and Wholesale exceeded sales expectations for the first half of 2018, reflecting excellent execution and setting the foundation for revenue growth in the remainder of the year.

“We are seeing success in resolving the uncertainties around the Rural Healthcare (RHC) program. The FCC announced an increase in funding for the overall program while also approving our contracted rates for the prior funding year.

“Diverse revenue streams and the strength of our core business supported by continued improvements in the Alaska macro-economic climate bode well for Alaska Communications. The outlook for the rest of the year is strong for both top and bottom line performance. We look forward to reporting our continued progress,” said Anand Vadapalli, president and CEO of Alaska Communications.

Revenue Highlights: Second Quarter 2018 Compared to Second Quarter 2017

  Total revenue:
    Revenue was $59.6 million, compared to $58.5 million.
    Total broadband revenue was $33.0 million, compared to $32.4 million.
  Business and Wholesale:
    Comprised 62.9 percent of total revenue.
    Revenue was $37.5 million, compared to $36.6 million.
    Broadband revenue was $26.3 million, compared to $25.9 million.
  Consumer:
    Comprised 15.9 percent of total revenue.
    Revenue was $9.5 million, compared to $9.3 million.
    Broadband revenue was $6.7 million, compared to $6.5 million.
  Regulatory:
    Comprised 21.2 percent of total revenue.
    Revenue was $12.6 million, compared to $12.7 million.

Financial Metrics: Second Quarter 2018 compared to Second Quarter 2017

  Operating income was $8.3 million, compared to $5.8 million.
  Net income was $3.4 million, compared to a net loss of $2.8 million.
  Net cash provided by operating activities was $8.9 million, compared to $11.8 million.
  Capital expenditures were $8.4 million, compared to $5.4 million.

Balance Sheet Metrics: June 30, 2018 compared to December 31, 2017

  Cash was $12.2 million, compared to $16.2 million.
  Net debt was $174.7 million, compared to $177.2 million.

Non-GAAP Metrics: Second Quarter 2018 compared to Second Quarter 2017

  Adjusted EBITDA was $16.9 million, compared to $14.8 million.
  Adjusted free cash flow was $4.2 million, compared to $2.9 million.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release.

Laurie Butcher, Alaska Communications senior vice-president of finance, said, “In the second quarter, we retired our convertible debt, further simplified our balance sheet and delivered strong financial results. Also, with the announcement of the RHC funding increase in June, we reversed previously recorded reserves and expect to begin receiving cash payments in the third quarter. These strong results and continued opportunities give us great confidence in our business and we expect to be at the high end of our 2018 guidance.”

2018 Guidance

The company reaffirms guidance as follows:

  Total Revenue between $225 million and $230 million
  Adjusted EBITDA between $55 million and $58 million
  Capital Expenditures between $33 million and $35 million
  Adjusted Free Cash Flow between $5 million and $8 million

Conference Call

The Company will host a conference call and live webcast on Tuesday, August 7, 2018 at 2:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-800-683-1658 and enter pass code 987673. All other parties can access the call at 1-334-647-4509 and use the same code. On the call, the management team will answer questions submitted in advance.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until September 6, 2018 at 5:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 6811228. All other parties can call 1-719-457-0820 and enter pass code 6811228.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition and computation of these non-GAAP measures are provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $2.0 million in the six-month period of 2018).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation, Federal and Alaska Universal Service Fund changes, funding through the rural health care universal service support mechanism and our ability to comply with the regulatory requirements to receive those support payments, adverse economic conditions, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt and refinance as required, labor negotiations, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the actions of activist shareholders, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Operating revenues	$59,578	$58,536	$115,550	$115,267

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	26,542	26,454	52,375	51,596
Selling, general & administrative	16,507	17,284	32,519	35,223
Depreciation and amortization	8,197	9,028	16,984	17,931
Loss on disposal of assets, net	44	14	41	33

Total operating expenses	51,290	52,780	101,919	104,783

Operating income	8,288	5,756	13,631	10,484

Other income and (expense):
Interest expense	(3,401)	(3,913)	(6,905)	(7,758)
Loss on extinguishment of debt	-	(5,158)	-	(7,434)
Interest income	24	7	38	14
Other (expense) income, net	(91)	(154)	13	(308)
Total other income and (expense)	(3,468)	(9,218)	(6,854)	(15,486)

Income (loss) before income tax (expense) benefit	4,820	(3,462)	6,777	(5,002)

Income tax (expense) benefit	(1,418)	632	(1,306)	1,464

Net income (loss)	3,402	(2,830)	5,471	(3,538)

Less net loss attributable to noncontrolling interest	(40)	(32)	(72)	(64)

Net income (loss) attributable to Alaska Communications	$3,442	$(2,798)	$5,543	$(3,474)

Net income (loss) per share attributable to Alaska Communications:
Net income (loss) applicable to common shares	$3,442	$(2,798)	$5,543	$(3,474)

Basic and Diluted	$0.06	$(0.05)	$0.10	$(0.07)

Weighted average shares outstanding:
Basic	53,111	52,341	52,897	52,177
Diluted	53,888	52,341	53,829	52,177

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	June 30,	December 31,
Assets	2018	2017

Current assets:
Cash and cash equivalents	$10,388	$4,354
Restricted cash	1,769	11,814
Accounts receivable, net of allowance of $3,041 and $2,729	39,815	32,535
Materials and supplies	7,005	7,046
Prepayments and other current assets	5,443	6,115
Total current assets	64,420	61,864

Property, plant and equipment	1,373,336	1,357,929
Less: accumulated depreciation and amortization	(1,005,431)	(991,816)
Property, plant and equipment, net	367,905	366,113

Deferred income taxes	1,311	3,394
Other assets	18,828	11,415
Total assets	$452,464	$442,786

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$6,841	$17,030
Accounts payable, accrued and other current liabilities	35,926	36,148
Advance billings and customer deposits	4,492	4,213
Total current liabilities	47,259	57,391

Long-term obligations, net of current portion	173,331	168,959
Deferred income taxes	1,972	596
Other long-term liabilities, net of current portion	64,256	61,330
Total liabilities	286,818	288,276
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	532	525
Additional paid in capital	159,230	158,969
Retained earnings (accumulated deficit)	6,902	(3,579)
Accumulated other comprehensive loss	(1,977)	(2,396)
Total Alaska Communications stockholders' equity	164,687	153,519
Noncontrolling interest	959	991
Total stockholders' equity	165,646	154,510

Total liabilities and stockholders' equity	$452,464	$442,786

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$3,402	$(2,830)	$5,471	$(3,538)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,197	9,028	16,984	17,931
Loss on the disposal of assets, net	44	14	41	33
Amortization of debt issuance costs and debt discount	333	512	689	1,537
Loss on extinguishment of debt	-	5,158	-	7,434
Amortization of deferred capacity revenue	(983)	(870)	(1,930)	(1,717)
Stock-based compensation	325	(29)	567	581
Income tax expense (benefit)	1,418	(632)	1,306	(1,464)
Charge for uncollectible accounts	555	1,544	1,092	1,633
Other non-cash expense, net	91	143	181	288
Change in income tax payable or receivable	(36)	-	(36)	574
Changes in operating assets and liabilities	(4,409)	(271)	(2,007)	(6,227)
Net cash provided by operating activities	8,937	11,767	22,358	17,065

Cash Flows from Investing Activities:
Capital expenditures	(8,401)	(5,374)	(17,081)	(10,522)
Capitalized interest	(471)	(220)	(891)	(463)
Change in unsettled capital expenditures	(360)	(818)	(1,632)	(2,043)
Proceeds on sale of assets	-	1	-	4
Net cash used by investing activities	(9,232)	(6,411)	(19,604)	(13,024)

Cash Flows from Financing Activities:
Repayments of long-term debt	(11,699)	(87,207)	(20,506)	(174,013)
Proceeds from the issuance of long-term debt	7,000	3,000	14,000	183,000
Debt issuance costs and discounts	-	(291)	-	(5,508)
Cash paid for debt extinguishment	-	(3,966)	-	(5,279)
Cash proceeds from noncontrolling interest	-	-	40	-
Payment of withholding taxes on stock-based compensation	-	-	(410)	(599)
Proceeds from issuance of common stock	111	119	111	119
Net cash used by financing activities	(4,588)	(88,345)	(6,765)	(2,280)

Change in cash, cash equivalents and restricted cash	(4,883)	(82,989)	(4,011)	1,761

Cash, cash equivalents and restricted cash, beginning of period	17,040	107,895	16,168	23,145

Cash, cash equivalents and restricted cash, end of period	$12,157	$24,906	$12,157	$24,906

Supplemental Cash Flow Data:
Interest paid	$3,810	$6,059	$7,251	$7,595
Income taxes paid (refunded), net	$4	$2	$4	$(572)

				Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net income (loss)	$3,402	$(2,830)	$5,471	$(3,538)
Add (subtract):
Interest expense	3,401	3,913	6,905	7,758
Loss on extinguishment of debt	-	5,158	-	7,434
Interest income	(24)	(7)	(38)	(14)
Depreciation and amortization	8,197	9,028	16,984	17,931
Other expense (income), net	91	154	(13)	308
Loss on the disposal of assets, net	44	14	41	33
Income tax expense (benefit)	1,418	(632)	1,306	(1,464)
Stock-based compensation	325	(29)	567	581
Net loss attributable to noncontrolling interest	40	32	72	64

Adjusted EBITDA	$16,894	$14,801	$31,295	$29,093

NonGAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $2.0 million in the six-month period ended June 30, 2018).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2017 Senior Credit Agreement and 2015 Senior Credit Agreements, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income (loss) before interest, loss on extinguishment of debt, depreciation and amortization, other (income) expense, gain or loss on asset purchases or disposals, income taxes, stock-based compensation, and net loss attributable to noncontrolling interest.

				Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net cash provided by operating activities	$8,937	$11,767	$22,358	$17,065
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures	(8,401)	(5,374)	(17,081)	(10,522)
Amortization of deferred capacity revenue	983	870	1,930	1,717
Amortization of GCI capacity revenue	(516)	(516)	(1,027)	(1,027)
Amortization of debt issuance costs and debt discount	(333)	(512)	(689)	(1,537)
Interest expense	3,401	3,913	6,905	7,758
Interest paid	(3,810)	(6,059)	(7,251)	(7,595)
Interest income	(24)	(7)	(38)	(14)
Income taxes receivable (payable)	36	-	36	(574)
Income taxes (paid) refunded, net	(4)	(2)	(4)	572
Charge for uncollectible accounts	(555)	(1,544)	(1,092)	(1,633)
Other expense (income), net	91	154	(13)	308
Net loss attributable to noncontrolling interest	40	32	72	64
Other non-cash expense, net	(91)	(143)	(181)	(288)
Changes in operating assets and liabilities	4,409	271	2,007	6,227
Adjusted free cash flow	$4,163	$2,850	$5,932	$10,521

				Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Adjusted EBITDA	$16,894	$14,801	$31,295	$29,093

Less:
Capital expenditures	(8,401)	(5,374)	(17,081)	(10,522)
Amortization of GCI capacity revenue	(516)	(516)	(1,027)	(1,027)
Income taxes (paid) refunded, net	(4)	(2)	(4)	572
Interest paid	(3,810)	(6,059)	(7,251)	(7,595)

Adjusted free cash flow*	$4,163	$2,850	$5,932	$10,521

* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

NonGAAP Measures:

Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, and amortization of GCI capacity revenue. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being amortized to revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash used by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

				Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Business and wholesale revenue
Business broadband	$17,009	$16,954	$30,668	$33,235
Business voice and other	7,038	6,601	13,889	13,232
Managed IT services	1,191	1,151	2,456	2,058
Equipment sales and installations	1,460	1,343	2,382	2,117
Wholesale broadband	9,338	8,941	18,916	17,258
Wholesale voice and other	1,442	1,612	2,930	3,241

Total business and wholesale revenue	37,478	36,602	71,241	71,141
Growth in business and wholesale	2.4%		0.1%
Consumer revenue
Broadband	6,695	6,460	13,187	12,878
Voice and other	2,759	2,802	5,636	5,712

Total consumer revenue	9,454	9,262	18,823	18,590

Total business, wholesale, and consumer revenue	46,932	45,864	90,064	89,731
Growth in business, wholesale and consumer revenue	2.3%		0.4%
Growth in broadband revenue	2.1%		-0.9%

Regulatory revenue
Access	7,722	7,748	15,639	15,689
High cost support	4,924	4,924	9,847	9,847

Total regulatory revenue	12,646	12,672	25,486	25,536

Total revenue	$59,578	$58,536	$115,550	$115,267
Growth in total revenue	1.8%		0.2%

			Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017

Voice:
Business access lines	70,494	71,002	72,972
Consumer access lines	27,411	28,221	31,542

Voice ARPU business	$25.38	$24.76	$23.20
Voice ARPU consumer	$31.43	$31.57	$27.81

Broadband:
Business connections	15,368	15,306	15,475
Consumer connections	33,432	33,675	34,675

Broadband ARPU business	$369.46	$297.38	$367.93
Broadband ARPU consumer	$66.23	$63.77	$61.57

Monthly Average Churn:
Business voice	1.0%	1.0%	1.0%
Consumer broadband	2.5%	2.4%	2.7%
Consumer voice	1.4%	1.5%	1.5%

		Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	June 30,	December 31,
	2018	2017
2017 senior secured credit facility due 2023	$175,050	$178,350
Debt discount - 2017 senior secured credit facilities due 2023	(2,345)	(2,668)
Debt issuance costs - 2017 senior secured credit facilities due 2023	(2,525)	(2,869)
6.25% convertible notes due 2018	-	10,044
Debt discount - 6.25% convertible notes due 2018	-	(18)
Debt issuance costs - 6.25% convertible notes due 2018	-	(4)
Revolving credit facility loan	7,000	-
Capital leases and other long-term obligations	2,992	3,154
Total debt	180,172	185,989
Less current portion	(6,841)	(17,030)
Long-term obligations, net of current portion	$173,331	$168,959

Total debt	$180,172	$185,989
Plus debt discounts and debt issuance costs	4,870	5,559
Gross debt	185,042	191,548
Cash and cash equivalents	(10,388)	(4,354)
Restricted cash held for 6.25% convertible notes due 2018	-	(10,044)
Net debt	$174,654	$177,150

CONTACT:
Alaska Communications Systems Group, Inc.
Media Contact:
Heather Cavanaugh, 907-564-7722
or
Investor Contact:
Tiffany Smith, 907-564-7556
investors@acsalaska.com